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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 42 to the Registration Statement (Form N-1A) (No. 2-95928) of Voyageur Mutual Funds III of our reports dated June 3, 2002, included in the 2002 Annual Reports to shareholders.



/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
June 25, 2002